CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-8

DERIVED INFORMATION   11/08/04

$471,000,000

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

$1,000,000,050

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2004-8

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Informati on on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

#

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-8

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 11/01/04 cutoff date.  Approximately 20.1% of the mortgage loans do not provide for any payments of principal in the first two, three or five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	6,224
Total Outstanding Loan Balance	$1,015,469,832*	Min	Max
Average Loan Current Balance	$163,154	$4,616	$748,730
Weighted Average Original LTV	80.6%**
Weighted Average Coupon	7.35%	4.00%	13.50%
Arm Weighted Average Coupon	7.27%
Fixed Weighted Average Coupon	7.76%
Weighted Average Margin	6.43%	2.25%	10.50%
Weighted Average FICO (Non-Zero)	630
Weighted Average Age (Months)	2
% First Liens	98.1%
% Second Liens	1.9%
% Arms	83.2%
% Fixed	16.8%
% of Loans with Mortgage Insurance	0.8%

*

Total collateral will be approximately [$1,000,000,050]

**

Note, for second liens, CLTV is employed in this calculation.

#

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-8

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Original LTV (%) *	Loans	Balance	Balance	%	%	FICO
<= 50.000	156	18,725,174	1.8	7.28	41.2	600
50.001 - 55.000	55	8,948,151	0.9	7.01	53.0	591
55.001 - 60.000	100	16,781,514	1.7	7.23	58.1	597
60.001 - 65.000	146	26,144,497	2.6	7.38	63.3	594
65.001 - 70.000	257	42,263,929	4.2	7.58	68.5	592
70.001 - 75.000	391	66,956,930	6.6	7.51	74.0	596
75.001 - 80.000	2,854	513,072,742	50.5	7.08	79.8	644
80.001 - 85.000	555	95,787,602	9.4	7.51	84.5	602
85.001 - 90.000	738	130,636,184	12.9	7.46	89.7	629
90.001 - 95.000	480	51,477,271	5.1	7.91	94.7	642
95.001 - 100.000	492	44,675,838	4.4	8.88	99.9	650
Total:	6,224	1,015,469,832	100.0	7.35	80.6	630

    *     Note, for second liens, CLTV is employed in this calculation.

		Total	%		WA
	No of	Scheduled	Scheduled	WAC	OLTV*	WA
Combined LTV (%)	Loans	Balance	Balance	%	%	FICO
<= 50.000	152	18,367,116	1.8	7.25	41.4	600
50.001 - 55.000	54	8,349,461	0.8	7.11	52.9	589
55.001 - 60.000	97	16,191,529	1.6	7.28	57.8	593
60.001 - 65.000	141	24,115,420	2.4	7.43	63.3	591
65.001 - 70.000	245	40,740,021	4.0	7.56	68.2	590
70.001 - 75.000	344	58,495,094	5.8	7.55	73.8	588
75.001 - 80.000	776	145,490,750	14.3	7.36	79.3	612
80.001 - 85.000	492	85,582,570	8.4	7.46	84.4	601
85.001 - 90.000	722	132,535,786	13.1	7.47	88.2	633
90.001 - 95.000	716	98,364,820	9.7	7.63	88.8	636
95.001 - 100.000	2,480	386,444,644	38.1	7.18	82.3	656
100.001 >=	5	792,619	0.1	7.23	91.6	690
Total:	6,224	1,015,469,832	100.0	7.35	80.6	630

    *     Note, for second liens, CLTV is employed in this calculation.

#